UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2026

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36081	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Controls Drive Shelton, Connecticut		06484
(Address of Principal Executive Offices)		(Zip Code)

(203) 937-6137
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NNVC	NYSE-American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 24, 2026, NanoViricides, Inc. (the “Company”) and a certain purchaser (the “Investor”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to sell and issue to the Investor in a registered direct offering (the “Offering”): (i) 2,416,339 shares of common stock, par value $0.00001 per share (the “Common Stock”), at an offering price of $1.53 per share, (ii) pre-funded warrants to purchase up to 100,000 shares of Common Stock, at an offering price of $1.52999 per pre-funded warrant (the “Pre-Funded Warrants”), and (iii) accompanying common warrants to purchase up to 2,516,339 shares of Common Stock (the “Common Warrants”). Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.00001 per share, will be immediately exercisable upon issuance, and may be exercised at any time until exercised in full. Each Common Warrant will be exercisable for one share of Common Stock (each a “Common Warrant Share”) at an exercise price of $1.75 per share, will be exercisable six months from the date of issuance, may be exercised at any time until exercised in full, and will expire five and one-half years from the date of issuance.

The Offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-296550) that was filed with the Securities and Exchange Commission (the “SEC”) on June 5, 2026 and declared effective by the SEC on June 15, 2026 and the prospectus supplement filed with the SEC on July 27, 2026.

Pursuant to the Securities Purchase Agreement, the Company has agreed for a period of 60 days after the Closing Date (as defined below) not to issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or file any registration statement or any amendment or supplement thereto, except for the filing of the Resale Registration Statement (as defined below), or a Form S-8 registration statement covering the employee equity incentive plans.

In addition, the Company agreed that within thirty (30) days following the Closing Date, the Company shall prepare and file a registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission covering the resale of the shares of Common Stock issuable upon exercise of the Warrants, and shall use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable and to keep such registration statement continuously effective until the earlier of (i) the date all Common Warrant Shares or (ii) the date all Common Warrant Shares may be sold without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended. The Company shall bear all expenses associated with the filing and maintenance of the Resale Registration Statement, other than underwriting discounts, commissions, and legal fees of the holders.

The Offering closed on July 27, 2026 (the “Closing Date”). The aggregate gross proceeds to the Company from the Offering were approximately $3.8 million, before deducting the placement agent’s fee and offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital, capital expenditures, research and development expenditures, clinical trial expenditures, as well as acquisitions and other strategic purposes.

Placement Agency Agreement

In connection with the Offering, the Company entered into a Placement Agency Agreement with D. Boral Capital LLC (the “Placement Agent”), dated July 24, 2026, pursuant to which the Placement Agent acted as the exclusive placement agent for the Company in connection with the Offering (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds from the Offering. In addition, the Company agreed to reimburse the Placement Agent for up to $50,000 of its fees and expenses in connection with the Offering.

The Placement Agency Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

Lock-Up Agreement

In addition, the Company’s Chief Executive Officer and its principal stockholder, TheraCour Pharma, Inc., entered into lock-up agreements (the “Lock-Up Agreement”), which prohibits them from offering for sale, pledging, announcing the intention to sell, selling, contracting to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of his shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock for a period of 30 days following the Closing Date.

The foregoing description of each of the Pre-Funded Warrants, the Common Warrant, the Securities Purchase Agreement, the Placement Agency Agreement, and the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such documents or the forms of such documents, copies of which are attached hereto as Exhibits 4.1, 4.2, 10.1, 10.2, and 10.3, respectively.

A copy of the legal opinion and consent of Lucosky Brookman LLP, counsel to the Company, relating to the legality of the issuance and sale of the securities in the Offering is attached hereto as Exhibit 5.1.

Item 8.01	Other Events.

On July 24, 2026, the Company issued a press release announcing the Offering. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits

Number	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
5.1	Legal Opinion of Lucosky Brookman LLP
10.1	Form of Securities Purchase Agreement, dated July 24, 2026, by and between NanoViricides, Inc. and the certain purchaser thereto
10.2	Placement Agency Agreement, dated July 24, 2026, by and between NanoViricides, Inc. and D. Boral Capital LLC
10.3	Form of Lock-Up Agreement
99.1	Press Release dated July 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoViricides, Inc.

Date: July 30, 2026	By:	/s/ Anil Diwan
	Name:	Anil Diwan
	Title:	President, Chairman, Chief Executive Officer